EXHIBIT 99.1

Longevity Health Holdings, Inc. Announces Reverse Stock Split

Pittsburgh, PA – May 12, 2025 – Longevity Health Holdings, Inc. (NASDAQ: XAGE) (“Longevity” or the “Company”), a bio-aesthetics company focused on longevity and healthy aging, today announced that it has resolved to effect a reverse stock split of the Company’s common stock and has determined the ratio to be 1-for-30. The Company’s stockholders approved the reverse stock split and granted the Longevity board of directors the authority to determine the exact split ratio and when to proceed with the reverse stock split at the Company’s Special Meeting of Stockholders held on March 24, 2025.

The reverse stock split became effective on May 12, 2025, at 9:00 a.m., Eastern Time (the “Effective Time”), and the Company’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) as of the open of trading on May 14, 2025, under the existing ticker symbol “XAGE”. The new CUSIP number for the Company’s common stock will be 142922 129. The CUSIP number for the Company's publicly traded warrants will not change.

At the Effective Time, every 30 shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time were automatically combined into one issued and outstanding share of common stock without any change in the par value per share or the total number of authorized shares. The reverse stock split reduced the number of outstanding shares of the Company’s common stock from approximately 30.1 million shares to approximately 1 million shares.

No fractional shares of common stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. The Company’s transfer agent, Continental Stock Transfer & Trust Company, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

Proportional adjustments will be made to the number of shares of common stock issuable upon exercise of the Company's outstanding stock options and warrants, as well as the applicable exercise prices, and to the number of shares issuable under the Company’s 2023 Equity Incentive Plan.

Additional information about the reverse stock split can be found in Longevity’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025, a copy of which is available at www.sec.gov.

About Longevity Health Holdings, Inc.

Longevity Health Holdings, Inc. (NASDAQ: XAGE) is a bio-aesthetics company focused on longevity and healthy aging. Longevity has two cosmetic product lines, Carmell SecretomeTM and Elevai ExosomesTM, that support skin and hair health. All of Longevity’s cosmetic skincare and haircare products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. Longevity sells its products in the United States through three distinct channels, including business-to-business, direct-to-consumer and distributor sales channels.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements we make regarding the effective date of the reverse stock split, the date the Company’s common stock is expected to begin trading on a split-adjusted basis on Nasdaq, and other statements that are not purely statements of historical fact. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, changes in applicable laws or regulations, the possibility that we may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, those described under the header “Risk Factors” in the Annual Report on Form 10-K filed by Longevity with the SEC on March 31, 2025, and in our other reports filed with the SEC. Most of these factors are outside of Longevity’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Bryan Cassaday

bcassaday@healthxage.com